Exhibit 5.1

Future Vision II Acquisition Corp. 89 Nexus Way, Camana Bay Grand Cayman, KY1-9009 Cayman Islands	D +852 3656 6054 E nathan.powell@ogier.com
D +852 3656 6010 E cecilia.li@ogier.com

Reference: NMP/CQL/510985.00002

2 May 2025

Future Vision II Acquisition Corp. (Company number: 406731) (the Company)

(to be renamed as VIWO Inc.)

We have been requested to provide you with an opinion on matters of Cayman Islands law in relation to the Company’s registration statement filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-4, such registration statement including all amendments or supplements to such form filed with the Commission (the Registration Statement). The Registration Statement relates to the transactions contemplated in the merger agreement dated 28 November 2024, as amended by the amendment no. 1 to merger agreement dated 10 December 2024 (as it may be further amended from time to time, the Merger Agreement) by and among the Company, VIWO Technology Inc. (the Target) and Future Vision II Acquisition Merger Subsidiary Corp., pursuant to which the Company will issue up to 9,950,250 ordinary shares of the Company of US$0.0001 each (the Ordinary Shares) to the existing shareholders of the Target as will be determined in accordance with the Merger Agreement.

This opinion is given in accordance with the terms of the ”Legal Matters” section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li** Rachel Huang** Yuki Yan** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles (each as defined in Schedule 1) to exercise its rights and perform its obligations under and as described in the Registration Statement and the Merger Agreement.

Authorised share capital

(c)	The share capital of the Company is USD50,000.00 divided into 500,000,000.00 ordinary shares of USD0.0001 each.

Shares

(d)	The Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement and the Merger Agreement, have been duly authorised and when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and the Merger Agreement and in accordance with the terms set out in the Registration Statement (including the terms in the Merger Agreement) and in accordance with the then effective memorandum and articles of the Company; and

(ii)	such issuance of the Ordinary Shares has been duly registered in the Company's register of members as fully paid shares,

shall be validly issued, fully paid and non-assessable.

No litigation revealed

(e)	Based solely on our investigation of the Register of Writs and Other Originating Process (Register of Writs), no litigation was pending in the Cayman Islands against the Company, nor had any petition been presented or order made for the winding up of the Company, as of the close of business on the day before our inspection.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Merger Agreement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement and the Merger Agreement (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement and the Merger Agreement will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Who can rely on this opinion

6.1	This opinion is given for your benefit in connection with the Company. With the exception of your professional advisers (acting only in that capacity), it may not be relied upon by any person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

6.2	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters” and "Enforceability of Civil Liabilities".

Yours faithfully

/s/ Ogier
Ogier

Schedule 1

Documents examined

Corporate and other documents

1	The certificate of incorporation of the Company dated 30 January 2024 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution dated 9 September 2024 and effective on 11 September 2024 filed with the Registrar on 10 September 2024 (the Memorandum and Articles).

3	The written resolutions of all the directors of the Company dated 28 November 2024 and another written resolutions of all the directors of the Company dated 30 April 2025 (together, the Board Resolutions).

4	A certificate of good standing dated 1 May 2025 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	The register of directors and officers of the Company dated 15 October 2024 (the Register).

6	The undertaking as to tax concessions dated 2 April 2024 issued by the Cabinet Office of the Cayman Islands in respect of the Company.

7	A certificate dated 2 May 2025 as to certain matters of fact signed by a director of the Company (the Director’s Certificate).

8	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 1 May 2025 (the Register of Writs).

9	A search of the Cayman Online Registry Information Service conduced against the Company at the Registrar on 1 May 2025 (the CORIS Search).

10	The Registration Statement.

11	The Merger Agreement.

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Register and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	The CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered.

6	All copies of the Registration Statement and the Merger Agreement are true and correct copies and the Registration Statement and the Merger Agreement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement or the Merger Agreement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

Status, authorisation and execution

7	Each of the parties to the Merger Agreement other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

8	Any individuals who are parties to a Merger Agreement, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Merger Agreement, sign such documents and give such information.

9	The Merger Agreement has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

10	The Board Resolutions remain in full force and effect and each of the director(s) of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement and the Merger Agreement and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Registration Statement and the Merger Agreement which has not been properly disclosed in the Board Resolutions.

11	The Merger Agreement has been duly executed and unconditionally delivered by the Company in the manner authorised in the Board Resolutions.

Enforceability

12	The Merger Agreement has been legal, valid and binding and enforceable against all relevant parties in accordance with its terms under relevant law (other than, in the case of the Company, the laws of the Cayman Islands).

13	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Registration Statement or the Merger Agreement nor the exercise by any party to the Registration Statement or the Merger Agreement of its rights or the performance of its obligations under them contravene those laws or public policies.

14	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Registration Statement, the Merger Agreement or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

15	No monies paid to or for the account of any party under the Registration Statement or the Merger Agreement represent or will represent criminal property or terrorist property (as defined in the Proceeds of Crime Act (as revised) and the Terrorism Act (as revised), respectively).

Share issuance

16	The issue of any Ordinary Shares pursuant to the Registration Statement and the Merger Agreement, at the time of issuance, would not result in the Company exceeding its authorised share capital; and upon the issue of any Ordinary Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance will be duly registered, and will continue to be registered, in the Company's register of members.

17	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

18	The certificates for the Ordinary Shares will conform to the specimen as set out thereof and upon issuance will have been duly countersigned by the transfer agent and duly registered by the registrar for the Ordinary Shares, or, if uncertificated, valid book-entry notations for the issuance of the Ordinary Shares in uncertificated form will have been duly made in the share register of the Company.

19	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Ordinary Shares.

20	At the time of the issuance of any Ordinary Shares:

(a)	the Company will not have been struck off or placed in liquidation; and

(b)	the issue price for each share issued will not be less than the par value of such share;

21	The draft amended and restated articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Memorandum and Articles prior to the date that any Ordinary Shares are issued by the Company.

Schedule 3

Qualifications

Good standing

1	Under the Companies Act (Revised) of the Cayman Islands (the Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.